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                                                                    EXHIBIT 23.1

When the transaction referred to in Note 7 to the Consolidated Financial Statements has been consummated, we will be in a position to render the following consent.

                                  /s/ KPMG LLP

                         Independent Auditors' Consent

The Board of Directors and Stockholders
Radnor Holdings Corporation:

We consent to the use of our report included herein and to the references to our firm under the headings "Experts," "Summary Historical and Unaudited Pro Forma Consolidated Financial Data," and "Selected Consolidated Financial Data" in the prospectus.

Our report refers to our audit of the adjustments that were applied to revise the fiscal 2001 and fiscal 2000 consolidated financial statements, as more fully described in Note 2 and Note 7 to the consolidated financial statements. However, we were not engaged to audit, review or apply any procedures to the fiscal 2001 and fiscal 2000 consolidated financial statements other than with respect to such adjustments and disclosures.


Philadelphia, Pennsylvania
December  , 2003